EX-99.1


[GRAPHIC]
ZHONGPIN


FOR IMMEDIATE RELEASE


        ZHONGPIN INCORPORATED REPORTS RECORD SECOND QUARTER 2006 RESULTS

                   RECORD REVENUES CLIMB 71% TO $31.8 MILLION
                      NET INCOME RISES 112% TO $3.9 MILLION

CHANGGE CITY, HENAN PROVINCE, PRC - AUGUST 10, 2006 - Zhongpin Inc. (OTC BB:ZHNP), a leading meat and food processing company in the People's Republic of China ("PRC"), today reported financial results for the second quarter ended June 30, 2006.

Q2 HIGHLIGHTS

     o    Revenues up 71% year-over-year to record $31.8 million

     o    Net income increased 112% to $3.9 million, or $0.17 per share

     o    36 new products introduced bringing total products to just under 200

Revenues for the second quarter of 2006 were $31.8 million, an increase of 70.9% from $18.6 million in the second quarter of 2005. Operating income for the quarter increased to $3.0 million, up 23.7% from $2.4 million in the second quarter 2005. Net income increased 112.4% to $3.9 million, or $0.17 per fully diluted share, compared to $1.8 million, or $0.15 per fully diluted share, in the second quarter of 2005. Net income in the current quarter includes allowance income in the amount of $1.1 million relating to a cash grant received by Zhongpin from the PRC government for the construction of a pork production line. Diluted earnings per share in the current quarter reflect an additional 11,385,000 weighted average shares related to a private placement of Series A convertible preferred stock and warrants in January 2006.

Commenting on the quarter, Xianfu Zhu, CEO of Zhongpin Inc., said "Our strong performance for the quarter is the result of a combination of increasing our customer base and the competitive advantages we derive from our fully-integrated processing system. While our near-term margins were slightly impacted by higher raw material costs, we expect our margins to improve through increased operating efficiencies in our supply chain and customer optimization. We also launched several promotional campaigns in major markets during the quarter that provided increased visibility for our brands."

Revenue growth in the quarter was driven by sales of chilled fresh pork and frozen pork, which accounted for 48% and 39% of total revenues, respectively. This compares to 45% and 44%, respectively, in the second quarter of 2005. The increase reflects the growing popularity of chilled fresh meat among Chinese consumers. Meat products contributed 8% of revenues and fruits and vegetables contributed the remaining 5%.

The Company continued to expand its retail channel in the second quarter of 2006 through the addition of 37 new outlets, bringing the total to 2,297. The retail channel, which includes showcase stores, network stores and supermarket counters, accounted for the greatest portion of revenues at 49%. Restaurant chains and non-commercial organizations, which is the fastest growing channel and also has higher margins than the traditional retail channel, accounted for 27.6% of revenues. Food service distributors contributed 15.2% of total revenues and international sales contributed 8% of total revenues during the second quarter of 2006.

Gross profit for the second quarter of 2006 was $4.7 million, an increase of 56.6% over gross profit in the second quarter of 2005 of $3.0 million. Gross margin for the quarter was 14.9% of revenues, compared to 16.2% of revenues for the same period in 2005. The decrease in gross margins was primarily due to the increased cost of raw materials.

For the quarter, general and administrative (G&A) expenses were $1.0 million, or 3.2% of revenues, as compared to $0.3 million, or 1.5% of revenues, in the comparable quarter last year. The increase in general and administrative expenses was primarily related to the expansion of our operations as well as the increased costs associated with being a public company.

Operating income for the second quarter increased by 23.7% to $3.0 million, or 9.4% of revenue, compared to $2.4 million, or 13.0% of revenue, for the second quarter of 2005.

Other income was $1.1 million, compared to other expense of $0.5 million in the second quarter of 2005. The current quarter included allowance income in the amount of $1.1 million related to a portion of a PRC government grant that was used for the construction of pork production line.

Net income for the quarter increased 112.4% to $3.9 million, compared to $1.8 million for the three months ended June 30, 2005. Diluted earnings per share were $0.17 for the second quarter of 2006, as compared to $0.15 for the same period last year.

Revenues for the first half of 2006 increased 88.7% to $62.3 million, compared to $33.0 million in the same period last year. Gross profit was $9.3 million, up 65.7% from $5.6 million in the first half of 2005. Operating income was $5.9 million, up 32.6% from $4.4 million from the same period a year earlier. Net income increased 81.1% to $6.4 million, compared to $3.6 million in the first half of 2005. Diluted earnings per share were $0.30 for the first half of 2006, which was unchanged from the same period last year.

FINANCIAL CONDITION

As of June 30, 2006, Zhongpin had $14.5 million in cash and cash equivalents, $9.7 million in working capital, and $2.1 million in long-term debt. Shareholders' equity stood at $44.3 million, up from $14.5 million at year end 2005.

BUSINESS OUTLOOK

For the remainder of 2006, Zhongpin plans to increase its production capacity, expand its distribution channels, optimize its customer base and continue to increase awareness of the ZHONGPIN and SHENGPIN brands. The Company also plans to increase its production capacity by an additional 72,000 metric tons per year by building a new facility in Zhumadian, Henan province.

Zhongpin remains comfortable with its guidance for fiscal 2006 previously disclosed earlier this year of $117.7 million in revenues and $10.1 million in net income.

"Our industry remains strong as demand for fresh meat products continue to rise in China. This is supported by the PRC's "safe meat" policies and grants to meat processors, which results in higher quality products available for consumers," said Xianfu Zhu. "Going forward we will continue to build our brands and optimize our customer base to meet the increasing demand. In addition, our state-of-the-art logistics system provides the platform for us to expand our geographical presence and deliver fresh meat products in new markets outside of the Henan province."

WEBCAST INFORMATION

Management will conduct a conference call to discuss Zhongpin's second quarter financial results and provide a corporate overview. The conference call will take place at 8:00 a.m. Eastern Time, on Thursday, August 10, 2006. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (888) 482-0024. International callers should dial (617) 801-9702. Callers from China should dial 10 800 130 0399. When prompted by the operator, mention Conference ID 39174488.

The conference will be broadcast live over the Internet and can be accessed by all interested parties at Zhongpin's website at http://www.zhongpin.com. To listen to the call please go to the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.

For those unable to participate during the live webcast, an audio replay of the conference call will be archived on the Company's website for 90 days.

ABOUT ZHONGPIN INC.

Zhongpin is a meat and food processing company that specializes in pork and pork products, and vegetables and fruits, in the PRC. Its distribution network in the PRC spans twenty-four provinces and includes over 2,290 retail outlets. Zhongpin's export markets include the European Union, Eastern Europe, Russia, Hong Kong, Japan and South Korea. For more information, contact CCG Elite directly.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF ZHONGPIN'S MANAGEMENT AND ARE SUBJECT TO RISKS AND
UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS:
UNANTICIPATED CHANGES IN PRODUCT DEMAND, INTERRUPTIONS IN THE SUPPLY OF LIVE PIGS/RAW PORK, DOWNTURNS IN THE CHINESE ECONOMY, DELIVERY DELAYS, FREEZER FACILITY

MALFUNCTIONS, POOR PERFORMANCE OF THE RETAIL DISTRIBUTION NETWORK, CHANGES IN APPLICABLE REGULATIONS, AND OTHER INFORMATION DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS AND FUTURE FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

Contact: Zhongpin, Inc.
         Room 605A, Tower A Raycom Info
         Tech Park
         No.2, Kexueyuan South Road
         Zhongguancun, Haidian District
         Beijing, 100080
         Phone: 86 010 828 61788
         Boake Ben,
         Executive Vice President & Secretary

         CCG Investor Relations Inc.
         10960 Wilshire Boulevard, Suite 2050
         Los Angeles, California 90024
         Phone: 310-231-8600 ext. 103
         Crocker Coulson,
         President


                            --FINANCIAL TABLES BELOW

                         ZHONGPIN INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (AMOUNT IN U.S. DOLLARS) (UNAUDITED)

                                                            THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                 JUNE 30,                             JUNE 30,
                                                     ---------------------------------     --------------------------------
                                                           2006                2005              2006              2005
                                                           ----                ----              ----              ----
Revenues
   Sales revenues                                    $  31,777,348         $18,591,118      $ 62,270,855       $ 32,996,247
   Cost of  sales                                       27,052,820          15,574,225        52,966,975         27,383,004
                                                     -------------         -----------      ------------       ------------
      Gross profit                                       4,724,528           3,016,893         9,303,880          5,613,243

Operating expenses
    General and administrative expenses                  1,023,054             276,520         1,922,078            500,169
    Operating expenses                                     716,090             327,304         1,520,236            692,663
                                                     -------------         -----------      ------------       ------------
        Total operating expenses                         1,739,144             603,824         3,442,314          1,192,832
                                                     -------------         -----------      ------------       ------------

Income from operations                                   2,985,384           2,413,069         5,861,566          4,420,411

Other  income  (expense)
    Interest income                                        149,648              40,364           245,338             89,269
    Other  income (expenses)                                23,844             (17,978)           36,236             (3,304)
    Allowances income                                    1,113,661               5,435         1,226,845             44,082
    Exchange gain                                            4,319             (31,103)           18,028            (42,276)
    Interest expense                                      (227,587)           (458,908)         (607,815)          (808,658)
                                                     -------------         -----------      ------------       ------------
       Total other income (expense)                      1,063,885            (462,190)          918,632           (720,887)
                                                     -------------         -----------      ------------       ------------

Net income before taxes                                  4,049,269           1,950,879         6,780,198          3,699,524
Provision for income taxes                                 171,945             122,789           317,190            122,789
                                                     -------------         -----------      ------------       ------------

Net income after taxes                                   3,877,324           1,828,090         6,463,008          3,576,735
Minority interest                                            8,575               6,801            19,295             19,055
                                                     -------------         -----------      ------------       ------------

Net income                                           $   3,868,749         $ 1,821,289      $  6,443,713       $  3,557,680
                                                     =============         ===========      ============       ============

Foreign currency translation adjustment              $     123,941         $         -      $    265,091       $          -
                                                     -------------         -----------      ------------       ------------
Comprehensive income                                 $   3,992,690         $ 1,821,289      $  6,708,804       $  3,557,680
                                                     =============         ===========      ============       ============

Basic earnings for common share                      $        0.21         $      0.15      $       0.37       $       0.30
Diluted earnings per common share                    $        0.17         $      0.15      $       0.30       $       0.30
Basic weighted average shares outstanding               11,752,578          11,752,578        11,752,578         11,752,578
Diluted weighted average share outstanding              23,137,578          11,752,578        21,240,078         11,752,578

TABLES


(US $ millions)                                REVENUE BY CHANNEL
                                     June 30 2006               June 30 2005
RETAIL                            $15.60      49.2%          $8.9          48.0%
FOOD DISTRIBUTOR                   $4.82      15.2%          $3.1          16.8%
RESTAURANT AND NON-COMMERCIAL      $8.75      27.6%          $4.7          25.0%
EXPORTS                            $2.54       8.0%          $1.9          10.2%
                               -------------------------------------------------
TOTAL                             $31.70     100.0%         $18.6         100.0%


(US $ millions)                             REVENUE BY PRODUCT LINE
                                     June 30 2006               June 30 2005
CHILLED PORK                       $15.2        48.0%       $8.37          45.0%
FROZEN PORK                        $12.4        39.0%       $8.18          44.0%
MEAT PRODUCTS                       $2.5         8.0%       $1.49           8.0%
VEGETABLES                          $1.6         5.0%       $0.56           3.0%
                               -------------------------------------------------
TOTAL                              $31.7       100.0%       $18.6         100.0%

                         ZHONGPIN INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            (AMOUNTS IN U.S. DOLLARS)

                                                                     JUNE 30, 2006         DECEMBER 31, 2005
                                                                     -------------         -----------------
                             ASSETS                                   (Unaudited)
Current assets
   Cash and cash equivalents                                          $  14,519,039           $  10,142,394
   Accounts receivable and other receivables                             14,733,543              10,002,918
   Purchase deposits                                                         88,873                 220,836
   Prepaid expenses and deferred charges                                    140,985                  99,009
   Inventories                                                            6,352,818               2,347,312
   Tax refund receivables                                                   794,618                 644,232
                                                                      -------------           -------------
Total current assets                                                     36,629,876              23,456,701

Property, plant and equipment (net)                                      22,638,938              10,212,848
Related party receivables                                                   270,148                 267,658
Other receivables                                                                 -                 632,063
Construction contracts                                                    8,814,597              16,931,178
Intangible assets                                                         5,476,867               1,753,124
                                                                      -------------           -------------

Total assets                                                          $  73,830,426           $  53,253,572
                                                                      =============           =============

                     LIABILITIES AND EQUITY
Current liabilities
   Bank overdraft                                                     $           -           $     619,579
   Accounts payable and other payables                                   10,363,474              10,278,464
   Accrued liabilities                                                      968,793                 759,420
   Short term loans payable                                              12,944,619              18,995,853
   Taxes payable                                                            943,674               2,055,925
   Deposits from clients                                                    250,331                 769,398
   Research and development grants payable                                1,339,887               2,436,804
   Long term loans payable-current portion                                  145,671                 145,671
                                                                      -------------           -------------
Total current liabilities                                                26,956,449              36,061,114

Long term loans payable                                                   2,107,165               2,264,448
                                                                      -------------           -------------

Total liabilities                                                        29,063,614              38,325,562

Minority interest                                                           431,037                 411,742

Equity
  Preferred stock: par value $0.001; 10,000,000 authorized;
     6,900,000 shares issued and outstanding                                  6,900                       -
  Common stock: par value $0.001; 25,000,000 authorized;
     11,752,578 shares issued and outstanding                                11,753                  11,753
   Additional paid in capital                                            25,206,736               2,102,933
   Retained earnings                                                     18,541,547              12,097,834
   Accumulated other comprehensive income                                   568,839                 303,748
                                                                      -------------           -------------
Total equity                                                             44,335,775              14,516,268
                                                                      -------------           -------------

Total liabilities and equity                                          $  73,830,426           $  53,253,572
                                                                      =============           =============

                         ZHONGPIN INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (AMOUNT IN U.S. DOLLARS) (UNAUDITED)

                                                                            SIX MONTHS ENDED JUNE 30,
                                                                            2006                  2005
                                                                            -----                 ----
Cash flows from operating activities:
     Net income                                                        $   6,443,713          $  3,557,680
     Adjustments to reconcile net income to
       net cash provided by (used in) operations:
        Minority interest                                                     19,295               214,854
        Depreciation                                                         361,958               290,522
        Amortization                                                          51,605                10,923
        Exchange gain                                                        (18,027)                    -
        Provision for allowance for bad debt                                     (76)                    -

        Changes in operating assets and liabilities:
           Accounts receivable and other receivables                      (4,101,052)           (4,122,488)
           Purchase deposits                                                 131,963                 1,580
           Prepaid expense and deferred charges                              (41,976)             (128,046)
           Inventories                                                    (4,005,506)           (1,059,548)
           Tax refunds receivable                                           (150,386)               (1,786)
           Accounts payable and accrued liabilities                         (802,534)             (291,419)
           Taxes payable                                                  (1,112,251)              (46,193)
           Deposits from clients                                            (519,067)              139,634
                                                                       -------------          ------------
     Net cash provided by (used in) operating activities               $  (3,742,341)         $ (1,434,287)

Cash flows from investing activities:
     Construction in progress                                                      -              (250,349)
     Additions to fixed assets                                            (4,669,791)             (378,489)
     Additions to intangible  assets                                      (3,775,109)                    -
                                                                       -------------          ------------
           Net cash used in investing activities                       $  (8,444,900)         $   (628,838)

Cash flows from financing activities:
     Repayment of Bank overdraft                                            (619,579)                    -
     Proceeds from short-term loans                                       10,492,500            16,550,797
     Repayment of short-term loans                                       (16,543,734)           (4,657,450)
     Repayment of long-term loans                                           (157,283)           (1,582,575)
     Proceeds from preferred stock                                        23,110,703                     -
     Payments of dividends                                                         -                     -
                                                                       -------------          ------------
           Net cash provided by financing activities                   $  16,282,607          $ 10,310,772

     Effect of rate changes on cash                                          283,194                     -
     Increase (decrease) in cash and cash equivalents                      4,376,645             8,247,647
     Cash and cash equivalents, beginning of period                       10,142,394             5,204,637
                                                                       -------------          ------------
     Cash and cash equivalents, end of period                          $  14,519,039          $ 13,452,284
                                                                       -------------          ------------

Supplemental disclosures of cash flow information:
     Cash paid for interest                                            $     636,044          $    808,658
                                                                       =============          ============
     Cash paid for income taxes                                        $     312,672          $          -
                                                                       =============          ============

                                                       # # #